EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Renewable Energy Group, Inc. of our report dated March 12, 2014, relating to the financial statements of Dynamic Fuels, LLC as of and for the year ended September 30, 2013, which appears in Renewable Energy Group, Inc.’s Current Report on Form 8-K/A dated August 22, 2014. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ HoganTaylor LLP

Tulsa, Oklahoma

August 24, 2015